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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 2000
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             ----------------------


                                NET.GENESIS CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                                04-3236862
     ---------------------------------          ----------------------------
         (State of incorporation                      (I.R.S. employer
             or organization)                         identification no.)

         150 CambridgePark Drive
         Cambridge, Massachusetts                          02140
     ---------------------------------          ----------------------------
          (Address of principal                          (Zip code)
           executive offices)

                             ----------------------


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]


     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


     Securities Act registration statement file number to which this form
relates:     333-93335
         --------------------
           (if applicable)


     Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered
                 None                                      None
          -------------------                  ------------------------------


     Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.001 Par Value
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                                (Title of class)



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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     We have provided the information required by Item 202 of Regulation S-K under the heading "Description of Capital Stock" in our registration statement on Form S-1 as filed with the Securities and Exchange Commission (the "Registration Statement on Form S-1") (Registration No. 333-93335). We incorporate that information by reference in this registration statement on Form 8-A.


ITEM 2. EXHIBITS.

     We have filed the following documents as exhibits to our Registration Statement on Form S-1. We incorporate these exhibits by reference in this registration statement on Form 8-A from the indicated exhibits in our registration statement on Form S-1.


                                                                                           WE INCORPORATE THIS
                                                                                          DOCUMENT BY REFERENCE
 EXHIBIT                                                                                    TO THE FOLLOWING
   NO.                                                                                   EXHIBIT IN OUR FORM S-1
---------                                                                                -----------------------
    1      Certificate of Incorporation of net.Genesis Corp.                                       3.1

    2      Certificate of Amendment to Certificate of Incorporation of net.Genesis                 3.2
           Corp. dated December 21, 1999

    3      Certificate of Amendment to Certificate of Incorporation of net.Genesis                 3.6
           Corp. dated February 2, 2000

    4      Proposed form of Certificate of Amendment to Certificate of                             3.7
           Incorporation of net.Genesis Corp. (to become effective after the effective date of the Registration Statement on Form S-1)

    5      Proposed form of Amended and Restated Certificate of Incorporation of
           net.Genesis Corp. (to become effective as of the closing of the
           offering contemplated by the Registration Statement on Form S-1)                        3.3

    6      By-Laws of net.Genesis Corp.                                                            3.4

    7      Proposed form of Amended and Restated By-Laws of net.Genesis Corp.
           (to become effective as of the closing of the offering
           contemplated by the Registration Statement on Form S-1)                                 3.5

    8      Specimen certificate for common stock of net.Genesis Corp.                              4.1




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, net.Genesis Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 NET.GENESIS CORP.


Date: February 25, 2000          By: /s/ John Delea
                                     -------------------------------------------
                                     John Delea
                                     Chief Financial Officer,
                                     Vice President, Finance and Administration,
                                     Treasurer and Secretary


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